                                                                    Exhibit 99.1
                                                                    ------------


FOR IMMEDIATE RELEASE                        Contact:
                                             Jan A.  Sneed        (212) 546-2422
                                             Steven G.Felsher     (212) 546-2440



                 GREY GLOBAL GROUP REPORTS THIRD QUARTER RESULTS


New York, New York - November 11, 2003--Grey Global Group Inc. (NASDAQ: GREY) today reported its results for the third quarter of 2003.

Results
-------
The Company reported consolidated pretax profits grew 108.9% for the quarter to $12.5 million and increased 70.3% to $35.8 million for the nine months ended September 30, 2003 when compared to the respective prior periods. Net income was $4.6 million for the third quarter of 2003 and $14.4 million for the first nine months compared with $2.8 million and $8.7 million, respectively, for the corresponding periods in 2002. Currency movements did not have a significant impact on the consolidated net income.

Commissions and fees ("revenues") for the third quarter were $324.5 million, an increase of 11.7% ($34.0 million) from the same quarter in 2002. For the nine months ended September 30, 2003, revenues were $942.1 million, an increase of 8.8% ($75.9 million). Of the increase in revenues for the quarter, $22.4 million was attributable to currency movements principally related to the weakening of the dollar against the European currencies. Of the increase for the nine months ended September 30, 2003, $59.7 million was attributable to such exchange rate movements. Revenues in North America were up 3.3% for the quarter and 3.1% for the nine months; on a constant currency basis, revenues for non-North American operations increased by 4.7% for the quarter and approximately 1.0% for the nine months.


Basic and diluted earnings per common share for the three months ended September 30, 2003 were $3.57 and $3.28, respectively, and for the nine months ended September 30, 2003 were $10.30 and $9.45, respectively.

Company Comment
---------------
Stability and selected signs of growth appear to characterize the North American market. Improvement is less noticeable in Europe, particularly in Northern Europe, where economic weakness persists.

After the end of the quarter, the Company issued $150 million of 5% contingent subordinated convertible debentures due 2033. The Company will use the proceeds of the offering for general corporate purposes including acquisitions.

GREY/Third Quarter Results - 2003
Page Two




                                    * * * * *

Grey Global Group ranks among the largest global communications companies in the world. Grey Global Group operates branded independent business units in many communications disciplines including general advertising, public relations/public affairs, direct marketing, internet communications, healthcare marketing, brand strategy and design, and on-line and off-line media services.

--------------------------------------------------------------------------------


(Part of this announcement may contain forward-looking statements that involve risks and uncertainties, and actual results could differ materially from those projected in the forward-looking statements. The risks and uncertainties are detailed from time to time in reports filed with the Securities and Exchange Commission, including but not limited to the last section of the Management's Discussion and Analysis entitled "Forward Looking Statements" contained in the Company's Annual Report on Form 10-K and in other filings.)


                                (Chart follows)

          Grey Global Group Inc. and Consolidated Subsidiary Companies
                Condensed Consolidated Statements of Operations


                                                               For the Three Months
                                                             Ended September 30 (Note 1)
                                                            ------------------------------
(in thousands, except share and per share data)                  2003            2002
------------------------------------------------------------------------------------------
Commissions and fees                                          $  324,486      $  290,441

Income of consolidated companies before taxes on income           12,560           6,013
Provision for taxes on income                                      6,405           3,151
Minority interest applicable to consolidated companies            (1,577)           (595)
Equity in earnings of nonconsolidated affiliated companies             6             488
                                                             -----------------------------
Net income                                                    $    4,584      $    2,755
                                                             =============================

Weighted average number of common shares outstanding
  -- Basic                                                      1,284,261       1,244,686
                                                              =============================
  -- Diluted                                                    1,408,330       1,377,518
                                                              =============================
Earnings  per common share (Note 2)
  -- Basic                                                    $      3.57     $      1.92
                                                              =============================
  -- Diluted                                                  $      3.28     $      1.76
                                                              =============================



                                                                    For the Nine Months
                                                                Ended September 30 (Note 1)
                                                               -----------------------------
(in thousands, except share and per share data)                  2003            2002
--------------------------------------------------------------------------------------------
Commissions and fees                                           $  942,075     $    866,104

Income of consolidated companies before taxes on income            35,800           21,017
Provision for taxes on income                                      17,793           10,278
Minority interest applicable to consolidated companies             (4,029)          (3,246)
Equity in earnings of nonconsolidated affiliated companies            421            1,246
                                                               -----------------------------
Net income                                                     $   14,399      $     8,739
                                                               =============================

Weighted average number of common shares outstanding
  -- Basic                                                      1,273,596        1,246,740
                                                               =============================
  -- Diluted                                                    1,399,596        1,381,952
                                                               =============================
Earnings  per common share (Note 2)
  -- Basic                                                     $    10.30      $      6.38
                                                               =============================
  -- Diluted                                                   $     9.45      $      5.84
                                                               =============================




1.  Unaudited and subject to year-end adjustments.

2.  After giving effect to amounts attributable to redeemable preferred stock and for diluted net income per common share to the (i) assumed exercise of dilutive stock options, (ii) shares issuable pursuant to the Company's Senior Management Incentive Plan and (iii) assumed conversion of the 8 1/2% Convertible Subordinated Debentures.



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